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                   Baxter International Inc. and Subsidiaries

         Exhibit 11.1 - Computation of Primary Earnings per Common Share


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
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(Unaudited - in millions, except per share data)                   Three months ended                        Six months ended
                                                                             June 30,                                June 30,
                                                             1995                1994                1995                1994
  Net income available for common stock                      $165                $144                $310                $275
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Shares
  Weighted average number of common
    shares outstanding                                        278                 278                 280                 278
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Primary earnings per common share                           $0.59               $0.52               $1.11               $0.99
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